Exhibit 10.3

INFORMATION IN THIS EXHIBIT IDENTIFIED BY BRACKETS IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT FEDEX TREATS AS PRIVATE OR CONFIDENTIAL.

The Boeing Company P.O. Box 3707 Seattle, WA 98124-2207

FED-PA-03712-LA-1106153R1

Federal Express Corporation

3610 Hacks Cross Road

Memphis TN 38125

Subject:	Liquidated Damages – Non-Excusable Delay

Reference:	Purchase Agreement No. 3712 (Purchase Agreement) between The Boeing Company (Boeing) and Federal Express Corporation (Customer) relating to Model 767-3S2F aircraft (Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. In addition, this Letter Agreement cancels and supersedes letter agreement no. FED-PA-03712-LA-1106153 in its entirety. All terms used but not defined in this Letter Agreement shall have the same meaning as in the Purchase Agreement.

Definition of Terms:

Non-Excusable Delay: Delay in delivery of any Aircraft beyond the last day of the delivery month (Scheduled Delivery) established in the Purchase Agreement by any cause that is not an Excusable Delay pursuant to Article 7 of the AGTA and for which Customer is otherwise entitled to a remedy from Boeing pursuant to applicable law.

1.	Liquidated Damages.

Boeing agrees to pay Customer liquidated damages for each day of Non-Excusable Delay in excess of [*] (collectively the Non-Excusable Delay Payment Period) at a rate of [*] per day per Aircraft not to exceed an aggregate sum of [*] per Aircraft (Liquidated Damages).

2.	Interest [*].

In addition to the Liquidated Damages in paragraph 1, for each day of Non-Excusable Delay commencing [*] after the Scheduled Delivery, Boeing will pay Customer interest calculated as follows (Interest):

2.1    [*]

2.2    [*]

FED-PA-03712-LA-1106153R1 Liquidated Damages Non-Excusable Delay	Page 1

BOEING PROPRIETARY

* Blank spaces contained confidential information that has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type that FedEx treats as private or confidential.

3.	Escalation Adjustment.

The Escalation Adjustment as defined in AGTA Article 2.1.5, as amended, will be based on the scheduled delivery month as set forth in Table 1.

4.	Right of Termination.

Customer will not have the right to refuse to accept delivery of any Aircraft because of a Non-Excusable Delay unless (i) the actual aggregate duration of the Non-Excusable Delay for such Aircraft exceeds [*] (Non-Excusable Delay Period) or (ii) if Boeing provides notice that it expects the aggregate duration of the Non-Excusable Delay for such Aircraft to exceed [*], in which case Customer may terminate the Purchase Agreement as to such Aircraft by written or telegraphic notice given to the other. For clarification, nothing in this paragraph 4 will affect the parties rights and obligations contained in section 7.5, Aircraft Damaged Beyond Repair, in the AGTA.

5.	Termination.

If the Purchase Agreement is terminated with respect to any Aircraft for a Non-Excusable Delay, Boeing will, in addition to paying Liquidated Damages and Interest as described above, promptly repay to Customer the entire principal amount of the advance payments including deposits received by Boeing for such Aircraft.

6.	Exclusive Remedies.

The Liquidated Damages and Interest payable in accordance with paragraphs 1 and 2 of this Letter Agreement, and Customer’s right to terminate pursuant to this Letter Agreement are Customer’s exclusive remedies for a Non-Excusable Delay and are in lieu of all other damages, claims, and remedies of Customer arising at law or otherwise for any Non-Excusable Delay in the Aircraft delivery. Customer hereby waives and renounces all other claims and remedies arising at law or otherwise for any such Non-Excusable Delay.

7.	Confidential Treatment.

Customer understands that Boeing considers certain commercial and financial information contained in this Letter Agreement as confidential. Each of Customer and Boeing agree that it will treat this Letter Agreement and the information contained herein as confidential. Customer agrees to limit the disclosure of the contents of this Letter Agreement to employees of Customer with a need to know and who understand that they are not to disclose its content to any other person or entity without the prior written consent of Boeing. Notwithstanding the forgoing, Customer may disclose this Letter Agreement and the terms and conditions herein to its parent company, FedEx Corporation, to the Board of Directors of its parent corporation, FedEx Corporation, to its professional advisors under a duty of confidentiality with respect hereto, and as required by law.

FED-PA-03712-LA-1106153R1 Liquidated Damages Non-Excusable Delay	Page 2

BOEING PROPRIETARY

* Blank spaces contained confidential information that has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type that FedEx treats as private or confidential.

Very truly yours,

THE BOEING COMPANY

By	/s/ McKenzie Kuckhahn

Its	Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date:   September 29, 2023

Federal Express Corporation

By	/s/ Kevin A. Burkhart

Its	Vice President

FED-PA-03712-LA-1106153R1 Liquidated Damages Non-Excusable Delay	Page 3

BOEING PROPRIETARY